EXHIBIT 10.60 1998 CHASE BANK SETTLEMENT AND WARRANT AGREEMENT


                                    AGREEMENT

This Settlement Agreement ("Agreement") is made and entered into this 12th day of November, 1998 by and between American Ecology Corporation, a Delaware corporation ("Company") and each of its subsidiary companies as identified herein (all of which are, where the context so requires, referred to as "Subsidiaries") and Chase Bank of Texas, National Association ("Bank"), a national banking association with its principal place of business in Houston, Texas (f/k/a Texas Commerce Bank, National Association).

                                    RECITALS:

WHEREAS, effective as of October 31, 1996, the Company, each of the Subsidiaries as Guarantors, and the Bank entered into that certain agreement known as the "Third Amended And Restated Credit Agreement" (hereinafter referred to as the "Third Amended Credit Agreement");

WHEREAS, on August 21, 1998 the Company executed and delivered to the Bank the Demand Promissory Note ("Demand Note") in the principal amount of $160,000.00;

WHEREAS, on August 14, 1998 the Company, the Subsidiaries and the Bank agreed to settle all existing obligations of the Company and the Subsidiaries to the Bank, terminating the Third Amended Credit Agreement, in accordance with the terms, covenants and conditions contained herein;

WHEREAS, the parties wish to execute this Agreement for the purpose of evidencing the terms, covenants and conditions of this Agreement.

NOW THEREFORE, in consideration of the covenants, conditions and other provisions hereof, the parties agree as follows:

1. DEFINITIONS

1.1 Definitions. Unless the context in which a defined term is used clearly requires otherwise, as used in this Agreement, the following terms shall have the following meanings:

"Assignment Agreement" means that certain Assignment entered into as of August 21, 1998 by and between the Company and the Bank, a copy of which is attached hereto as EXHIBIT 6.

"Agreement" has the meaning specified in the introduction to this Agreement.

"Bank" shall mean Chase Bank of Texas, National Association, a subsidiary of Chase Manhattan Corporation.


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"Business Trading Day" means any day (other than a day which is a Saturday,
Sunday or legal holiday) on which the NASDAQ Stock Market, Inc. is open for trading in securities listed thereon.

"Cash Management and Lock Box Agreement" means that certain Cash Management and Lock Box Agreement between the Bank and the Company dated December 22, 1992, governing the Company's account number 00100354902 at Chase.

"Company" means American Ecology Corporation, a Delaware corporation.

"Default" means the occurrence of any event which with the giving of notice or the passage of time or both could become an Event of Default.

"Demand Note" has the meaning set forth in the Recitals of this Agreement.

"Events of Default" has the meaning specified in Section 10.01 of the Third Amended Credit Agreement.

"Fees" means all amounts payable pursuant to Section 4.01 of the Third Amended Credit Agreement.

"Guaranteed Obligations" has the meaning specified in Section 9.01 of the Third Amended Credit Agreement.

"Guarantors" means the Company's subsidiaries which guaranteed the Company's Obligations under the Third Amended Credit Agreement.

"Guaranty" means the guaranty of the Guarantors contained in Article IX of the Third Amended Credit Agreement and includes any additional Guaranty.

"Indebtedness" means, without duplication (a) all indebtedness of the Company and its Subsidiaries to the Bank for borrowed money, accrued and unpaid interest, and fees imposed by contract in respect of the borrowed money; (b) all guaranties or other contingent obligations of any kind of the Company and its Subsidiaries in respect of the Indebtedness referred to in clause (a), above; and (c) all Indebtedness of the type referred to in clause (a) or (b) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise to be secured by) any Lien upon or interest in property owned by the Company and its Subsidiaries, even though they have not assumed or become liable for the payment of such Indebtedness

"Letter of Credit" has the meaning provided in Section 3.01 of the Third Amended Credit Agreement.

"Letter of Credit Collateral" means cash, securities issued by or directly and fully guaranteed by the United States, deposits in the Bank or other securities, which secure the


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Company's  obligation  to the Bank in the event a Letter of Credit is drawn upon by  the  beneficiary  thereof.

"Letter of Credit Termination Date" means the date that a Letter of Credit expires by its terms.

"Lien" means, when used with respect to the Company and its Subsidiaries, any Mortgage, lien, charge, pledge, security interest or encumbrance of any kind (whether voluntary or involuntary and whether imposed or created by operation of law or otherwise) upon, or pledge of, any of its property or assets, whether now owned or hereafter acquired, or any lease intended as security, any Capital Lease in the nature of the foregoing, any conditional sale agreement or other title retention agreement, in each case, for the purpose, or having the effect, of protecting the Bank against loss and of securing the payment or performance of the Obligations under the Third Amended Credit Agreement.

"Loans" has the meaning provided in Section 2.03 of the Third Amended Credit Agreement.

"Loan Documents" means the Third Amended Credit Agreement (including the Guaranty), the Notes, the Letter of Credit, the Security Agreements, the Pledge Agreements, the Mortgage and all other security documents granting Liens in the Company's property, equipment, fixtures, cash and intangible assets, including, without limitation, the Letter of Credit Collateral and all amendments, waivers, agreements and other documents modifying, amending or supplementing the Loan Documents and, to the extent the context requires, the Original Agreement, the Prior Agreements and related documents.

"Material Adverse Effect" means, relative to any occurrence of whatever nature (including any adverse determination in any litigation, arbitration or governmental investigation or proceeding), (a) a material adverse effect on the financial condition, business or operations of the Company and its Subsidiaries taken as a whole; or (b) an event which materially impairs the ability of the Company to perform its obligations hereunder or under the Notes or the right of the Bank to enforce any of its remedies to collect any amounts owing under the Loan Documents.

"Mortgage" means any Mortgage or Deed of Trust executed in connection with the Third Amended Credit Agreement, or supplement to a prior Mortgage and deed of trust executed by the Company or any of its Subsidiaries and granting a Lien by the Company for the benefit of the Bank on certain real property owned by the Company or any of its Subsidiaries as security for the Obligations.

"Notes" means the Revolving Credit Note, the Term Note and the Demand Note.

"Obligations" means all the obligations of the Company and its Subsidiaries under the Loan Documents, the Original Agreement, or the Prior Agreements or any


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documents executed in connection therewith, whether for principal, unpaid drawings on Letters of Credit, interest, fees, expenses, indemnification or otherwise.

"Original Agreement" has the meaning set forth in the Recitals of the Third Amended Credit Agreement.

"Pledge Agreements" mean those certain Amended and Restated Pledge Agreements dated October 31, 1996 executed by the Company, American Ecology Services Corporation and US Ecology, Inc., respectively, as security for the Obligations, pledging to the Bank the stock owned by each of the three above-referenced corporations, issued by their respective Subsidiaries (including ALEX).

"Prior Agreements" has the meaning set forth in the Recitals of the Third Amended Credit Agreement.

"Release Agreement" means the respective Release Agreements attached hereto as
EXHIBIT 3a AND 3b.

"Revolving Credit Note" has the meaning set forth in Section 2.05(a) of the Third Amended Credit Agreement.

"Security Agreements" mean those certain supplemental Security Agreements dated as of the date hereof, executed by the Company and the Guarantors, respectively, in favor of the Bank, pledging to the Bank a security interest in all of the personal property and assets of each of the Loan Parties as described therein and all proceeds thereof as security for the Obligations.

"Subrogation Agreement" means that certain Subrogation and Contribution Agreement among the Company and the Guarantors entered into in connection with the Third Amended Credit Agreement.

"Subsidiary" means and includes, the following corporations, more than 50% of whose stock voting control of which is owned directly or indirectly by the
Company: American Ecology Environmental Services Corporation; American Ecology International, Inc.; American Ecology Management Corporation; American Ecology Recycle Center, Inc.; American Ecology Services Corporation; American Liability and Excess Insurance Company ("ALEX"); Texas Ecologists, Inc.; Transtec Environmental, Inc.; US Ecology, Inc.; WPI Transportation, Inc.; and WPI Waste Carriers, Inc.; Collectively in this Agreement, the Company's subsidiaries are referred to as "Subsidiaries".

"Term Note" has the meaning set forth in Section 2.05(b) of the Third Amended Credit Agreement.

"Third Amended Credit Agreement" means that certain Third Amended and Restated Credit Agreement executed December 31, 1996, but dated effective as of October 31, 1996, by, between and among American Ecology Corporation and its Subsidiaries and


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Texas Commerce Bank National Association, now known as Chase Bank of Texas,
National Association, and includes the Schedules and Exhibits thereto, and any and all subsequent written amendments, modifications, waivers, releases, agreements and other documents modifying, amending or supplementing the Third Amended Credit Agreement.

"Ward Valley Interest Agreement" means the Ward Valley Interest Agreement attached hereto as EXHIBIT 2.

"Ward Valley Project" means the low-level radioactive waste disposal facility to be constructed and operated by US Ecology, Inc., a Subsidiary of the Company, in accordance with the license issued by the California Department of Health Services and the leasehold interest of US Ecology which becomes effective when the transfer to California from the U.S. Department of Interior of the land located in Ward Valley, California takes place and includes, without limitation, the Ward Valley Facility and the Ward Valley Site, as each are defined in the Ward Valley Interest Agreement, and the interests conveyed to the Bank thereunder.

"Warrant Agreement" means the Warrant Agreement attached hereto as
EXHIBIT 1.

"Warrant" has the meaning specified in the Warrant Agreement.

2. PAYMENT OF LOANS

The Bank and the Company agreed on August 14, 1998 to the general terms upon which the Company will settle its existing Obligations to the Bank, subject to the Bank's acceptance of a business plan prepared by the Company and detailing how it will survive for the next two (2) years. More specifically, the Bank and the Company have agreed to the following:

2.1 Payment. At the closing, as provided in Section 5 hereof, the Company shall pay, in readily available U.S. funds, the sum of $4,000,000.00 to the Bank, or as directed in writing by the Bank. As of August 21, 1998 the Demand Note has been funded by the Bank and the amount of such proceeds, together with interest thereon, for the period of time they are outstanding, shall be added to the $4,000,000.00 payment due at closing. The payment provided for in this Section shall reduce the cumulative outstanding balance of the Notes

2.2 Ward Valley Project Interest. The Company's Subsidiary, US Ecology, Inc., shall sell, assign and convey to the Bank an interest in and to the Ward Valley Project to the maximum value of $29,600,000.00, which sum shall further reduce the collective outstanding balance of the Notes. The $29,600,000.00 shall be reduced by a maximum amount of $1,000,000.00 (50% of $2.0 million) of legal fees and costs incurred by the Company and US Ecology in pursuing litigation involving the Ward Valley Project, after


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November 13, 1998. The interest in the Ward Valley Project shall be governed solely by the Ward Valley Interest Agreement, attached hereto as EXHIBIT 2.

2.3 Warrants. In satisfaction of the remaining collective outstanding balance of the Notes, the Company shall grant to the Bank a Warrant to purchase up to 1,349,843 shares of the Company's common stock at any time beginning on the date of closing up to and including June 30, 2010 at a price of $1.50 per share provided that the Warrant shall expire and thereafter be of no force or effect thirty (30) days from the date the Bank has received $35.0 million resulting from the payments provided for herein and any partial exercise or sale of the Warrant. The Warrant provided for in this Agreement replaces the October 31, 1996 Warrant, which is canceled. The Warrant shall be subject to the anti-dilution provisions contained therein.

2.4 Mutual Releases. The Company and the Bank shall enter into release agreements for the purpose of releasing each other and their respective Subsidiaries and affiliates, officers, directors, employees and attorneys, from all liability of any kind, whether existing, accrued or which might arise from or be incurred in respect of the Third Amended Credit Agreement, the Loan Documents, the Indebtedness of the Company to the Bank, and any action or inaction taken by either party in regard to such documents and the underlying transactions prior to the closing. The releases shall not extend to or operate to excuse performance of any obligations undertaken in accordance with this Agreement, the Warrant Agreement, the Ward Valley Interest Agreement, the Assignment Agreement and Section 11.05(a) of the Third Amended Credit Agreement.

2.5 Business Plan. The Company shall prepare and provide the Bank with a 2-year forward looking business plan based on reasonable assumptions and future projections of the Company's operating results and periodic capital structure. The assumptions used and basis for financial projections shall be described with sufficient clarity to enable the Bank to reach a reasonable conclusion that the Company has a reasonable plan and chance to survive for the period covered by the business plan and to accept the plan. The Bank agrees it will not arbitrarily or capriciously reject the plan and that it will specify in writing the part or parts of the plan which caused the Bank to conclude the Company cannot survive for the period covered by the plan. Thereafter, the Company may submit additional or clarifying information to the Bank in order for the Bank to reconsider its decision and accept the plan. If the Bank, upon reconsideration, fails or refuses to accept the plan, then all of the obligations of the Company and the Bank undertaken by this Agreement, and all exhibits hereto, including, without limitation, the Release Agreement, shall no longer be binding .

2.6 Release of Liens. The Bank shall, at the Company's expense, prepare such documentation as may be necessary or convenient to release all Liens and encumbrances held by the Bank with regard to the Company's property, equipment, fixtures, cash, furnishings and intangible property; it being the intent of the parties that upon consummation of the transactions provided for herein, the Bank shall have no Lien, encumbrance or other interest of any kind in any of the property of the Company or its Subsidiaries, except as is provided in EXHIBITS 1 AND 2 and Section 2.12 of this Agreement.


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2.7 Extinguishment of Indebtedness. Upon the payment as provided for in
Section 2.1 hereof, the granting of an interest in the Ward Valley Project as provided for in Section 2.2 hereof, and the granting of the Warrant as provided for in Section 2.3 hereof, any and all Indebtedness of the Company and each of its Subsidiaries shall be deemed to have been fully paid, discharged, extinguished or forgiven, as the case may be, with the effect that the Bank shall have no claim of any sort for money lent or interest thereon, against the Company or any of its


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Subsidiaries, whether individually or collectively, except as provided in
Section 2.12 hereof.

2.8 Termination of Loan Documents. Upon the Company's performance of its obligations under Sections 2.1, 2.2, 2.3, 2.4 and 2.5 hereof, the Loan Documents, except the modified deed of trust provided for in Section 2.12 and
3.2 (d) hereof, shall be deemed fully performed and any and all Obligations of the Company and its Subsidiaries, whether as Guarantors thereof or otherwise, shall be fully performed and discharged. The Loan Documents shall be of no further force or effect for any purpose whatever. At the closing, the Bank shall return all collateral held by the Bank in securing the Indebtedness, including, without limitation, all cash, securities (except as provided in Section 2.9 hereof), and the original stock certificates issued to the Company by the direct and indirect Subsidiaries of the Company.

2.9 Letter of Credit. On or about October 31, 1998, the Bank issued for the benefit of Zurich Insurance Company, its Letter of Credit No. I-474394 in the face amount of $674,575.00 (the "Letter of Credit"). The Letter of Credit expires October 31, 1999 and is secured by cash or other securities in the approximate amount of the face amount of the Letter of Credit. The Bank agrees that it shall immediately wire transfer, at the direction of the Company, or otherwise deliver to the Company or its designee, the cash or securities held as the Letter of Credit Collateral, together with any earnings or interest thereon when the original Letter of Credit is returned (or certified lost) to the Bank by the beneficiary, accompanied by a letter from the beneficiary requesting its cancellation, regardless of whether the closing has yet occurred.

2.10 Transition to New Bank. The Company and the Bank understand and agree that one of the purposes of this Agreement is to terminate all relationships between the Company, its Subsidiaries and the Bank, except the continuing relationship provided for in EXHIBITS 1 AND 2 and Section 2.9 hereof. The Company and the Bank understand and agree that the Company shall close all of its accounts identified on EXHIBIT 5 attached hereto and incorporated herein by reference, in an orderly manner; provided, however that the Bank and the Company agree to maintain its lock box account in accordance with the Cash Management and Lock Box Agreement, for a reasonable transition period of time so that the Company may direct its customers to forward invoice payments to its new bank. Upon completion of the transition period, the Cash Management and Lock Box Agreement shall be terminated by the parties thereto. The Company and the Bank agree to cooperate with one another and the Company's new bank during the transition


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from the Bank to the Company's new bank. Except in the event of its gross negligence or willful misconduct, the Bank shall not be liable for operation of the Cash Management and Lock Box Agreement or other Company accounts during the transition period.

2.11 Tax Reporting. Although the Company believes the total consideration paid in accordance with this Agreement exceeds the total outstanding balance of the Notes, and the Bank is uncertain as to the total value, accordingly, the Bank may, if it so chooses, file a Form 1099-C report with the Internal Revenue Service with the following language inserted:

"The total principal owed as of November 13, 1998 is $31,494,330.97. In exchange for a release of liability for this debt , Chase Bank received $4,163,682.19 in cash, warrants equal to 10.0% of American Ecology Corporation's (`AEC') outstanding common stock, and an interest in certain rights to receive payments from the Ward Valley, California low-level radioactive waste disposal facility being developed by an AEC subsidiary. AEC values the total consideration as exceeding the principal amount of the debt discharged. Chase Bank is unable to determine the value of the non-cash payments."

2.12 Assignment Agreement and Collateral. To provide reasonable assurance to the Bank that it can honor its endorsement liability as provided in the Assignment Agreement, the Company agrees to grant the Bank a security interest in that certain real property of the Company located near Winona, Texas and the Company shall repurchase twenty-five percent (25%) of the repurchase obligation by paying the Bank $8,000 monthly for twenty-three months beginning December 1, 1998 and ending October 1, 2000. Failure to make such payments shall constitute a default hereunder and shall allow the Bank to take all remedies available to it at law or in equity. With the Bank's consent, which shall not be unreasonably withheld, the Company may from time to time substitute other collateral for that at the Winona, Texas location. The Company shall have the right at any time to repurchase at face value the entire balance of the interest assigned under the Assignment Agreement and not already repurchased as provided for in this Section
2.12. Interest paid by the Internal Revenue Service with respect to the income tax refund claim previously assigned to the Bank under the Assignment Agreement shall be distributed to the Bank and the Company in accordance with their respective ownership of the income tax refund claim at the time the interest accrued to the claim.

3. CONDITIONS PRECEDENT

3.1 Conditions to Company's Obligations. The obligations of the Company and its Subsidiaries under this Agreement are subject to the following conditions:

(a) Satisfaction of Covenants. Prior to the closing, the Bank shall have fully performed, satisfied and fulfilled each of the obligations imposed upon the Bank pursuant to the terms of this Agreement;


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(b) Approval of the Company's Directors. The Company and each of its subsidiaries shall have obtained the approval of a majority of its directors to enter into and perform this Agreement;

(c) Financing. The Company shall have obtained satisfactory financing to perform its obligations pursuant to this Agreement;

(d) Default Waiver. The Bank shall have waived any Default or Event of Default occurring between August 14, 1998 and the closing date, if not previously waived, provided that such Default or Event of Default has not caused or resulted in a Material Adverse Effect on the Company and its Subsidiaries when taken together as a whole.

(e) Letter of Credit Collateral. The Bank shall have transferred, as the Company so directed, the Letter of Credit collateral securing the Letter of Credit referred to in Section 2.9 hereof.

(f) Business Plan. The Bank shall have accepted the Company's future business plan, as provided in Section 2.5 hereof.

3.2 Conditions to Bank's Obligations. The obligations of the Bank under this Agreement are subject to the following conditions:

(a) Satisfaction of Covenants. The Company and its Subsidiaries shall have satisfied and fulfilled each of the obligations imposed upon them pursuant to the terms of this Agreement.

(b) Business Plan. The Company shall have prepared and provided to the Bank its future business plan which shall have been accepted by the Bank, as described in
Section 2.5 hereof.

(c) Intentionally Left Blank.

(d) Deed of Trust Modification. The Company shall have delivered to the Bank a modification of the deed of trust encumbering the Company's Smith County, Texas real property, in accordance with
Section 2.12 hereof.

4. REPRESENTATIONS AND WARRANTIES

4.1 Representations and Warranties of the Company. In order to induce the Bank to enter into this Agreement and to perform its Obligations hereunder, the Company, and each of its Subsidiaries to the extent applicable and relevant, make the following Representations and Warranties to the Bank:

(a) Organization and Qualification. The Company and each of its Subsidiaries is a corporation duly organized, validly existing under the laws of the state of


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its incorporation, has the corporate power and authority to own its property and to carry on its business as now conducted. Each of the Company's directly owned Subsidiaries are wholly owned subsidiaries and each indirect Subsidiary is wholly owned by a direct Subsidiary of the Company.

(b) US Ecology License. US Ecology, Inc., a direct Subsidiary of the Company, is the licensee of the State of California which status affords it the sole right to develop and operate a low-level radioactive waste disposal site at Ward Valley, California in accordance with the Low Level Radioactive Waste Policy Act, as amended.

(c) Ward Valley Litigation. US Ecology is a plaintiff in two pending court cases concerning the Ward Valley Project. The cases are styled as: (i) US Ecology, Inc. v United States of America, United States Court of Federal Claims, Case No. 97-65C; and (ii) US Ecology, Inc. v U.S. Department of the Interior, et al, U.S. District Court, District of Columbia, Case No. 1:97CV00365, each of which is more particularly described on EXHIBIT 4 attached hereto and incorporated herein.


(d) Authorization and Validity. The Company and each of its Subsidiaries executing this Agreement have all requisite corporate power and authority to execute, deliver this Agreement and to perform their respective obligations hereunder, and under the Warrant, the Ward Valley Interest Agreement, and the Release, and all such actions have been duly authorized by all necessary proceedings. When it has been duly executed and delivered by the Company and its Subsidiaries to the Bank, this Agreement will constitute a valid and legally binding agreement of the Company and its Subsidiaries enforceable in accordance with its terms. The Warrant, the Ward Valley Interest Agreement, and the Release will, upon the execution and delivery thereof, constitute valid and legally binding obligations of the Company and its Subsidiaries enforceable in accordance with the respective terms thereof. The enforceability of this Agreement, the Warrant and the Release may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws relating to or affecting the enforcement of contract rights generally, and by general principles of equity.

(e) Governmental Consents. No authorization, consent, approval, license or exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, is necessary for the valid execution, delivery or performance by the Company or its Subsidiaries of this Agreement, the Warrant, the Ward Valley Interest Agreement, and the Release.

4.2 Representations and Warranties of the Bank. In order to induce the Company to enter into this Agreement and to perform its Obligations hereunder, the Bank makes the following representations and warranties to the Company and, to the extent applicable and relevant, to the Company's Subsidiaries:

(a) Organization and Qualification. The Bank is a national banking association duly organized, validly existing and in good standing under the laws of the United States, has


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the corporate power and authority to carry on its business as now conducted and is duly qualified to enter into and perform the obligations undertaken by this Agreement.

(b) Authorization and Validity. The Bank has all requisite corporate power and authority to execute, deliver this Agreement and perform its obligations under this Agreement, the Ward Valley Interest Agreement and the Release, and all such action has been duly authorized by all necessary proceedings on its part. When it has been duly executed and delivered by the Bank to the Company, this Agreement will constitute a valid and legally binding agreement of the Bank, enforceable in accordance with its terms. The Ward Valley Interest Agreement and the Release will, when duly executed and delivered, constitute valid and legally binding agreements of the Bank, enforceable in accordance with the respective terms thereof. The enforceability of this Agreement and the Release may be limited by insolvency, receivership, fraudulent transfer or other similar laws relating to or affecting the enforcement of claims against a national banking association.

(c) Governmental Consent. No authorization, consent, approval, charter, memorandum of understanding or other agreement with any state or federal bank regulatory authority or order of any court or governmental agency or instrumentality is necessary for the valid execution, delivery or performance by the Bank of this Agreement, the Ward Valley Interest Agreement and the Release.

(d) Extinguishment of Debt. Upon the performance by the Company and US Ecology of their respective obligations undertaken in
Section 2.1, 2.2, 2.3, 2.4 and 2.5 of this Agreement, (i) except as provided in subsection (ii) below, all Indebtedness of the Company and its Subsidiaries to the Bank under the Notes, the Third Amended Credit Agreement, all Loan Documents, all Prior Agreements and any amendments, modifications, restatements, waivers, extensions or other agreements related thereto, shall be fully paid, performed and discharged; and (ii) upon the full and complete performance of this Agreement by the Bank and the Company and its Subsidiaries, no contractual obligations exist between the Bank and the Company and its Subsidiaries, except those undertaken in accordance with the Warrant, the Ward Valley Interest Agreement, the Releases (including the indemnity provisions in favor of the Bank retained and referenced therein), the Assignment Agreement, the Letter of Credit and related collateral provided for in Section 2.9 hereof, the collateral documents provided for in Section 2.12 hereof, and those identified in Section
6.1 of this Agreement.

5. CLOSING

5.1 Date and Location. On or about November 13, 1998 a closing shall be held at the offices of the Bank in Houston, Texas at such time as is convenient for the Bank and the Company.

5.2 Extension. One time only, AEC shall have the right to unilaterally extend the closing for a period not to exceed ten (10) days from November 13, 1998 upon letter notification to the Bank. Thereafter, any extension of the closing date may only be made with the consent of both parties to this Agreement. Any extension of the closing shall not serve to


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enlarge, modify or amend the obligations of the parties under this Agreement, unless otherwise provided in writing.

5.3 Company's Closing Obligations. At the closing, as provided for above, the Company and its relevant Subsidiaries shall:

(a) pay to the Bank in U.S. Dollars the exact amount calculated in accordance with Section 2.1 hereof;

(b) execute and deliver to the Bank the Warrant, attached hereto as EXHIBIT 1;

(c) execute and deliver to the Bank the Ward Valley Interest Agreement, attached hereto as EXHIBIT 2;

(d) execute and deliver to the Bank the Release Agreement, attached hereto as
EXHIBIT 3A; and

(e) provide the Bank with two (2) copies of its business plan.

5.4 Bank's Closing Obligations. At the closing, as provided for above, the Bank shall:

(a) deliver each of the original signed Notes to the Company;

(b) execute and deliver releases suitable for recording or filing, as the case may be, of (i) Deeds of Trust; (ii) security interests; (iii) the Guaranty Agreements; (iv) the Pledge Agreements; and (v) all other Liens of the Bank;

(c) deliver to the Company all original stock certificates held by the Bank of the Company's Subsidiaries;

(d) deliver to the Company the original unexercised Warrant dated October 31, 1996;

(e) execute and deliver to the Company the Ward Valley Interest Agreement attached hereto as EXHIBIT 2;

(f) execute and deliver to the Company the Release Agreement attached hereto as
EXHIBIT 3b;

(g) execute and deliver to the Company a release from the Subrogation Agreement; and

(h) wire transfer, as directed by the Company and its subsidiary, American Liability and Excess Insurance Company, the $1,000,000.00 held by the Bank in account number 295259, which serves as security for the performance bond underwritten by American Liability and Excess Insurance Company in favor of the Central Interstate Compact Commission.


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6. MISCELLANEOUS

The following provisions are an integral part of this Agreement:

6.1 Survival of Terms. Sections 2.6, 2.7, 2.8, 2.9, 2.10, 2.11, 2.12,
4.1(d), 4.1(e), 4.2(b) and 4.2(d) hereof, and all documents executed in accordance with this Agreement, including without limitation, the Warrant, the Ward Valley Interest Agreement and the Releases, shall survive the execution and delivery hereof or thereof and the closing, and shall remain in full force and effect thereafter.

6.2 Assignment. This Agreement may be assigned by a party only with the prior written approval of the other party, which approval may not be unreasonably withheld. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors or assigns, if any.

6.3 Entire Agreement. This Agreement together with the exhibits attached hereto, constitutes the entire agreement of the parties. There are no binding promises, terms or conditions other than those contained herein. This Agreement shall supersede all previous communications, representations or agreements, whether oral or written, between the parties.

6.4 Titles. Section titles or captions to this Agreement are for convenience only and do not define, limit, augment, extend or describe the content or scope of intent of this Agreement and shall not be deemed to be a part hereof.

6.5 Gender. Whenever the context hereof shall so require, the singular shall include the plural, the male gender shall include the female and neuter genders, and vice versa.

6.6 Notices. Any notice required or permitted by this Agreement to be given by a party to the other shall be deemed served, given and received when personally delivered to an officer of such party, or in lieu of such personal service or delivery, when deposited in the U.S. mail, registered or certified mail, postage pre-paid, return receipt requested, and received, or three days from the date of such mailing, whichever is earlier, addressed as follows:


Chase:                              Chase Bank of Texas, N.A.
Telephone: (713) 216-5162
                                    712 Main Street, 24TCB E-74
Facsimile: (713) 216-2092
                                    Houston, Texas  77002
                                    Attn.:  Mr. Bruce A. Shilcutt

          with a copy to:           Thomas J. Perich, Esq.
Telephone: (713) 220-4200

                                    Andrews & Kurth L.L.P.
Facsimile: (713) 220-4285
                                    4200 Texas Commerce Tower
                                    Houston, Texas  77002

The Company                         American Ecology Corporation
Telephone: (208) 331-8400
or any                              805 West Idaho Street, Suite 200
Facsimile: (208) 331-7900
Subsidiary:                         Boise, Idaho  83702
                                    Attn.:  Joseph J. Nagel, President

          with a copy to:           Legal Department
Telephone: (208) 331-8400
                                    805 West Idaho Street, Suite 200
Facsimile: (208) 331-7990
                                    Boise, Idaho  83702


6.7 Counterparts. This Agreement may be executed in any number of counterparts, and once so executed by all parties hereto each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one Agreement.

6.8 Further Agreements. The parties to this Agreement shall execute and deliver all documents, provide all information which is not confidential, take or forebear from all such action as my be necessary, convenient or appropriate to fully perform the intent of the transactions expressed by this Agreement.

6.9 Choice of Law. This Agreement shall be construed in accordance with the laws of the State of New York, provided, in applying the laws of New York, its conflict of law rules shall not be employed to apply the substantive or procedural laws or equitable principles of any other state. Venue for any action brought hereunder by either party shall lie exclusively in the federal district courts for the Southern District of New York, or only in the event the diversity or jurisdictional limits thereof are not met, in the courts of the State of New York in the borough of Manhattan, City of New York.

6.10 Time of Essence. All times provided for in this Agreement, or in any other document executed in accordance herewith, requiring the performance of any act will be strictly construed, time being of the essence.

6.11 Attorneys' Fees. In the event it becomes necessary for either party to commence any action or suit to enforce its rights pursuant to this Agreement, the prevailing party in such litigation shall be entitled to an award of reasonable attorneys' fees, including without limitation, fees and costs allocable to in-house counsel, incurred in relation thereto.

6.12 Fees and Commissions. Each party agrees to pay and hold the other party harmless from any commissions or fees of any nature, including, but not limited to, attorneys' fees incurred in negotiation and preparation of this Agreement, by any person or entity employed or allegedly employed by such party.

6.13 Severability. In the event that any part, provision, representation, covenant, condition or warranty contained in this Agreement is prohibited by law or is held to be void or unenforceable, such provision shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

6.14 Construction. Both the Bank and the Company have been represented by counsel in the course of the negotiations for and the preparation of this Agreement; accordingly, in all cases, the language of this Agreement will be construed simply, according to its fair meaning, and not strictly for or against either party.

6.15 Modification and Waiver. The waiver, compromise, or cure of any breach or default hereunder by either party hereto must be done in writing, signed by the parties hereto, and shall not be considered a waiver of any other similar or dissimilar breach or default. Any modification to any provision herein contained or any amendment to this Agreement shall be effective only if such modification or amendment is in writing and signed by each of the parties hereto.

6.16 Laws and Regulations. This Agreement and all acts of the parties conducted under or in connection with this Agreement, are subject to all valid and applicable federal, state and local laws and ordinances and all applicable rules, orders and regulations of any duly constituted federal, state or local regulatory body or authority having jurisdiction, and all acts of the parties shall be conducted in conformity therewith.

6.17 Authority. Each party executing this Agreement on behalf of his respective association or corporation, as the case may be, represents and warrants that he is duly authorized to execute and deliver this Agreement on behalf of said association or corporation in accordance with a duly adopted resolution of the board of directors of said association or corporation, or in accordance with the authority granted him by the bylaws or governing documents of said association or corporation, as the case may be, and that this Agreement is binding upon such association or corporation and all its partners in accordance with its terms.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.


COMPANY:                            AMERICAN ECOLOGY CORPORATION



                                    By: /s/ Jack K. Lemley
                                       -------------------------------
                                            Jack K. Lemley
                                            Chief Executive Officer


SUBSIDIARIES:                       AMERICAN ECOLOGY ENVIRONMENTAL SERVICES

                                    CORPORATION



                                    AMERICAN ECOLOGY INTERNATIONAL,

INC.
                                    AMERICAN ECOLOGY MANAGEMENT
CORPORATION

                                    AMERICAN ECOLOGY RECYCLE CENTER,
INC.

                                    AMERICAN ECOLOGY SERVICES
CORPORATION
                                    AMERICAN LIABILITY AND EXCESS
INSURANCE
                                     COMPANY


                             TEXAS ECOLOGISTS, INC.
                          TRANSTEC ENVIRONMENTAL, INC.
                                US ECOLOGY, INC.
                            WPI TRANSPORTATION, INC.
                            WPI WASTE CARRIERS, INC.


                                    By: /s/ Jack K. Lemley
                                       -------------------------------
                                            Jack K. Lemley
                                            Chief Executive Officer


BANK:                               CHASE BANK OF TEXAS, NATIONAL ASSOCIATION



                                    By: /s/ Bruce A. Shilcutt
                                       -------------------------------
                                            Bruce A. Shilcutt
                                            Vice President



NEITHER THIS WARRANT NOR ANY SHARES OF COMMON STOCK ISSUABLE UPON THE EXERCISE HEREOF HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY OTHER SECURITIES STATUTE. NO SALE, TRANSFER OR OTHER DISPOSITION HEREOF OR THEREOF, OR OF ANY INTEREST HEREIN OR THEREIN, MAY BE MADE OR SHALL BE RECOGNIZED UNLESS IN THE OPINION OF COUNSEL TO OR REASONABLY SATISFACTORY TO THE COMPANY SUCH TRANSACTION WOULD NOT VIOLATE OR REQUIRE REGISTRATION UNDER SUCH ACT OR OTHER STATUTE.

                       WARRANT TO PURCHASE COMMON STOCK OF

                          AMERICAN ECOLOGY CORPORATION

THIS WARRANT CERTIFIES that, for value received, Chase Bank of Texas, National Association, (the "Holder") is entitled to purchase from American Ecology Corporation, a Delaware corporation (the "Company"), at a price of $1.50 per share, subject to adjustment as provided in Section 4 hereof ("Purchase Price"), at any time after the Exercise Trigger Date (as such term is defined in Section 1 below) and up to and including June 30, 2010 (such period, the "Exercise Period"), 1,349,843 fully paid and non-assessable shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), which Company represents equals 10% of the issued and outstanding Common Stock, subject, however, to the provisions and upon the terms and conditions hereinafter set forth, and provided that this Warrant shall expire and thereafter be of no force or effect thirty
(30) days from the date Chase Bank of Texas has received $35.0 million from American Ecology Corporation or its subsidiaries resulting from the payments provided for in the Settlement Agreement dated November 12, 1998 between said parties and any partial exercise or sale of the Warrants.

1. Exercise of Warrant. (a) The rights represented by this Warrant may be exercised by the holder hereof, at any time or from time to time during the Exercise Period, on any day that is not a Saturday, Sunday or public holiday under the laws of the State of Idaho (such day being hereinafter referred to as a "Business Day"), for all or part of the number of shares of Common Stock purchasable upon its exercise, by (i) delivery of a Subscription Notice (in the form attached to this Warrant) of such holder's election to exercise this Warrant, specifying the number of shares of Common Stock to be purchased, (ii) payment of the Purchase Price for such shares by certified check or bank draft payable to the order of the Company and (iii) surrender of this Warrant (properly endorsed if required) at the Company's principal office or such other office or agency of the Company as the Company may designate by notice in writing to the holder hereof.

(b) For purposes of this Warrant, the term "Exercise Trigger Date" shall mean November 13, 1998.

(c) In the event of any exercise of the rights represented by this Warrant, certificates for the shares of Common Stock so purchased shall be delivered to the holder hereof as soon as reasonably practicable, but in any event within twenty-one days, after the rights represented by this Warrant shall have been so exercised, and unless this Warrant has expired, a new Warrant representing the number of shares of Common Stock, if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such time. Each person in whose name any such certificate for shares of Common Stock is issued shall for all purposes be deemed to have become the holder of record of the Common Stock represented hereby on the date on which this Warrant was surrendered and payment of the Purchase Price was made, irrespective of the date of issue or delivery of such certificate.

2. Transfer. (a) The Company will maintain books for the registration and transfer of the Warrants, and any such transfer will be registrable thereon upon surrender of the transferred Warrant to the Company's principal office, together with a duly executed assignment thereof and funds sufficient to pay any required stock transfer taxes. Upon such surrender and payment, the Company shall, subject to
Section 9, execute and deliver a new Warrant or Warrants in the name of the assignees and in the number of shares of Common Stock specified in the assignment and this Warrant shall promptly be canceled.

(b) The Company covenants and agrees that (i) it will pay, when due and payable, any and all stock transfer and similar taxes that may be payable in respect of the issuance of this Warrant or of any shares of Common Stock issuable upon exercise; and (ii) the Common Stock shall be deemed to be issued to the Holder or its designee as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment of the Exercise Price has been properly tendered for the purchase of such shares.

3. Certain Covenants of the Company. The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and non-assessable and free from all taxes, liens, charges and security interests with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by the Warrant may be exercised, the Company will at all times have authorized, and reserved free of preemptive or other rights for the exclusive purpose of issue upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be issued upon the exercise of the rights represented by this Warrant without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

4. Adjustment of Purchase Price and Number of Shares. The number of shares of Common Stock with respect to which this Warrant is exercisable (the "Exercise Rate") shall be subject to adjustment from time to time as follows:

a. In case the Company shall (x) pay a dividend in or make a distribution of Common Stock on outstanding Common Stock, (y) subdivide outstanding Common Stock into a larger number of shares of Common Stock by reclassification or otherwise, or (z) combine outstanding Common Stock into a smaller number of shares of Common Stock by reclassification or otherwise, the Exercise Rate in effect immediately prior thereto shall be adjusted proportionately so that the holder of this Warrant thereafter exercised shall be entitled to receive the number of shares of the Common Stock that such holder would have owned after the happening of any of the events described above had such warrant been exercised immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective retroactively to immediately after the record date in the case of a share dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

b. In case of any capital reorganization or reclassification of the shares of Common Stock (except as provided in subsection (a) above), or in case of any consolidation or merger to which the Company is a party (other than a merger in which the Company is the surviving corporation and which does not result in any capital reorganization or reclassification of Common Stock), or in case of any sale or conveyance to another corporation of all or substantially all of the property and assets of the Company, and if, in connection with any such consolidation, merger, sale or conveyance, shares or other securities or property shall be issuable or deliverable in exchange for shares of Common Stock, provision shall be made as part of the terms of such capital reorganization or reclassification, consolidation, merger, sale or conveyance that the holder of this Warrant thereafter exercised shall have the right upon such exercise to receive the same kind and amount of stock and other securities and property as would have been receivable upon such capital reorganization or reclassification, consolidation, merger, sale or conveyance by a holder of the number shares of Common Stock with respect to which such Warrant might have been exercised immediately prior thereto. In any such case, appropriate provision (as determined to be equitable in the business judgment of the Board of Directors) shall be made for the application of Section 4 with respect to the rights and interests thereafter of the holder of this Warrant to the end that such Section (including adjustments of the Exercised Rate) shall be reflected thereafter, as nearly as reasonably practicable, in all subsequent exercises of this Warrant. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Company) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument (in a manner determined to be equitable in the business judgment of the Board of Directors to the holder of this Warrant), the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

c. In case the Company shall offer shares of Common Stock or securities convertible into or exchangeable for Common Stock or rights, options or warrants to subscribe for or purchase shares of its Common Stock or securities convertible into or exchangeable for Common Stock (including, without limitation, any offering of rights or warrants entitling holders of shares of Common Stock to purchase Common Stock or securities convertible or exchangeable into Common Stock) at a price per share equal to or less than $1.50 each, the number of shares of its Common Stock with respect to which this Warrant is exercisable thereafter shall be determined by multiplying the number of shares of Common Stock with respect to which this Warrant was exercisable theretofore by a fraction (not to be less than one), of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to such record date plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares being offered would purchase at $1.50 per share. Such adjustment shall be made whenever such Common Stock or rights, options or other securities are issued and shall become retroactively effective immediately after the record date. This paragraph c. shall not apply to the Warrants that were issued in connection with the Series E Redeemable Convertible Preferred Stock which was issued on or about October 31, 1996

The foregoing provisions for adjustment of the Exercise Rate shall apply in each successive instance in which an adjustment is required thereby. No adjustment in the Exercise Rate resulting from the application of the foregoing provisions is to be given effect unless, by making such adjustment, the Exercise Rate in effect immediately prior to such adjustment would be changed thereby by 1% or more, but any adjustment that would change the Exercise Rate by less than 1% is to be carried forward and given effect in making future adjustments. All calculations under this Section 4 shall be made to the nearest one-hundredth (1/100th) of a share. Shares of Common Stock owned by or held for the account of the Company shall not be deemed to be outstanding for the purposes of any computation made under this Section 4.

Whenever the number of shares of Common Stock deliverable upon the exercise of this Warrant shall be adjusted pursuant to the provisions hereof, the Company shall forthwith file at its principal office and with any transfer agent for the Common Stock a statement, signed by the President or one of the Vice-Presidents of the Company and by its Treasurer or one of its Assistant Treasurers, stating the adjusted number of shares of Common Stock deliverable with respect to this Warrant and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based, and shall mail a notice of such adjustment to the holder of record of this Warrant. Each adjustment shall remain in effect until a subsequent adjustment hereunder is required. In the event:

(x) of the occurrence of any of the events referred to in subsections (a), (b) and (c) above; or

(y) of any liquidation, dissolution or winding up of the Company (a "Liquidation");

then the Company shall cause to be mailed to the holder of record of this Warrant at least 20 days prior to the applicable date hereinafter specified, a notice describing the event and stating the effect, if any, that such event will have upon the Exercise Rate, and (A) the date on which a record is to be taken for the purpose of a distribution referred to in subsections (a) or (c) above, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution are to be determined, or (B) the date on which any subdivision, combination or other capital reorganization or reclassification or any consolidation, merger, sale or conveyance referred to in subsections (a) or (b) above or such Liquidation is expected to become effective.

In the case of rights, options, warrants or convertible or exchangeable securities being issued, the price per share of Common Stock shall be determined by dividing (x) the total amount receivable by the Company in consideration of the sale and issuance of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration payable to the Company upon exercise, conversion or exchange thereof, by

(y) the total number of shares of such class or series of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities. In case the Company shall sell and issue shares of any class or series of Common Stock, or options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of any class or series of Common Stock, for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the consideration received by the Company for purposes hereof, the Board of Directors of Company shall determine, in good faith, the fair value of the property.

The Company will at all times during the Exercise Period reserve and keep available for issuance upon exercise of this Warrant the number of shares of Common Stock that is equal to the Exercise Rate; provided, however, that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of the exercise of this Warrant by delivery of shares of Common Stock that are held in the treasury of the Company. The Company covenants that all shares of Common Stock that shall be issued upon exercise of this Warrant will, upon issue, be fully paid and nonassessable and not subject to any preemptive rights.

The shares of Common Stock issuable upon exercise of this Warrant when the same shall be issued in accordance with the terms hereof are hereby declared to be and shall be fully paid nonassessable shares of Common Stock and not liable to any calls or assessments thereon, and the holders thereof shall not be liable for any further payments in respect thereof.

"Common Stock" when used in Section 4 with reference to the Common Stock with respect to which this Warrant is exercisable, shall mean only Common Stock as authorized by the Restated Certificate of Incorporation of the Company, as amended to the date hereof, and any shares into which such Common Stock may thereafter have been changed, and, when otherwise used in Section 4, shall also include shares of the Company of any other class or series, whether now or hereafter authorized, that ranks or is entitled to participation, as to payment of assets upon Liquidation and payment of dividends, substantially on a parity with such Common Stock or other class of shares into which such Common Stock may have been changed.

The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion privilege of the holders of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company
(1) will not increase the par value of any shares of stock receivable upon exercise of this Warrant above the Purchase Price then in effect, and (2) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock upon the exercise in full of this Warrant from time to time outstanding.

5. Fractional Interests. The Company shall not be required to issue fractional shares on the exercise of a Warrant. If any faction of a share would be issuable on the exercise of a Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the Current Market Price per share of Common Stock (as defined in Section 6) multiplied by such fraction.

6. Definition of Current Market Value. (a) The "Current Market Price" on any given day shall be: (i) if the Common Stock is listed or admitted to unlisted trading privileges on any exchange registered with the Securities and Exchange Commission as a national securities exchange" under the Securities Exchange Act of 1934 (a "National Securities Exchange"), the last sales price of the shares of Common Stock on the National Securities Exchange in or nearest the City of New York on which the shares of Common Stock shall be listed or admitted to unlisted trading privileges (or the quoted closing bid if there be no sales on such National Securities Exchange) on the most recently completed trading day prior to such day; or (ii) if the Common Stock is not so listed or admitted, the closing sales price of a share of Common Stock as quoted in The Nasdaq Stock Market on the most recently completed trading day prior to the day in question; or (iii) if the Common Stock is not so quoted, the mean between the high and low bid prices of the shares of Common Stock in the over-the-counter market on the most recently completed trading day prior to the day in question as reported by National Quotation Bureau Incorporated or similar organization. If the Company's Common Stock is not traded or a price is not quoted as set forth above, Current Market Price shall be Fair Market Value.

(b) "Fair Market Value" shall be determined (i) in good faith by the Board of Directors of the Company, or (ii) if the holder of this Warrant disagrees with the Fair Market Value as so determined pursuant to subsection (i), it must notify the Company in writing of such disagreement within twenty days after receiving notice of the Board of Directors' determination and include in such notice the holder's estimate of the Fair Market Value, in which event the Fair Market Value shall then be determined by an investment banking firm chosen by the Company which is satisfactory to and approved by the holder (the "Independent Financial Expert").

If the Company and the holder are unable to agree upon an investment banking firm to act as the Independent Financial Expert within ten days after the notice from Holder provided for in subsection (b)(ii) above, then each party will within ten days thereafter select an investment banking firm and the two investment banking firms so selected shall select a third investment banking firm within ten days and such third investment banking firm shall, as the Independent Financial Expert, determine the Fair Market Value. If either party fails to timely designate its investment banking firm as provided above then the investment banking firm selected by the other party shall act as Independent Financial Expert to determine Fair Market Value. The Independent Financial Expert shall use one or more valuation methods that it, in its professional judgment, determines to be most appropriate. The decision of the Independent Financial Expert so selected shall be final and binding upon all parties. The Company shall bear the costs of the chosen investment banking firms.

7. Taking of Record; Stock and Warrant Transfer Books. In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.

8. Restrictions on Transferability. This Warrant was originally issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and neither this Warrant nor any shares of Common Stock issuable upon the exercise hereof were then registered under the Securities Act. Unless this Warrant or such shares were subsequently registered under the Securities Act and sold by the holder thereof in accordance with such registration, this Warrant or such shares, as the case may be, may not be sold by the holder hereof or of such shares unless this Warrant or such shares is or are subsequently registered under the Securities Act or an exemption from such registration is available. The shares of Common Stock issuable hereunder will bear an appropriate restrictive legend as is required by the Securities Act or any state blue sky laws. The holder of this Warrant, by acceptance of this Warrant, agrees to be bound by the provisions of this Section and represents to the Company that it is acquiring the Warrant and the Common Stock issuable hereunder solely for its own account, for the purpose of investment and not with a view to distributing or selling it or any part thereof in violation of the Securities Act, but subject, nevertheless, to any requirement of law that the disposition of such holder's property be at all times within its control.

9. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that the holder's own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of this Warrant, the Company shall (at its expense) execute and deliver in lieu of this Warrant a new warrant of like kind dated the date of such lost, stolen, destroyed or mutilated Warrant.

10. Notice Generally. Any notice, demand or delivery pursuant to the provisions hereof shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to the holder of this Warrant or of the Common Stock issued upon the exercise hereof at the holder's last known address appearing on the books of the Company, or, except as herein otherwise expressly provided, to the Company at its main office, Attention of the President, or such other address as shall have been furnished to the party giving or making such notice, demand or delivery.

11. Voting Rights, Dividends. This Warrant does not grant the holder hereof any voting rights or other rights as a stockholder of the Company. No dividends are payable or will accrue on this Warrant or the shares purchasable hereunder until, and except to the extent that, this Warrant is exercised.

12. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY THE LAW OF THE STATE OF DELAWARE.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed this 13th day of November, 1998.

                            AMERICAN ECOLOGY CORPORATION


                            By: /s/ Jack K. Lemley
                               -----------------------------------
                               Name:   Jack K. Lemley
                               Title:  Chief Executive Officer



                               SUBSCRIPTION NOTICE
                 (To be executed only upon exercise of Warrant)

_______________________________________, being the undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases ______ shares of the Common Stock, par value $.01 per share (the "Common Stock"), of American Ecology Corporation, constituting all or part of the shares of Common Stock purchasable with this Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) together with, if such certificates do not represent all the shares of Common Stock purchasable with this Warrant, a new Warrant, identical to the canceled Warrant except with respect to the number of shares of Common Stock evidenced thereby, for the remaining unsold shares of Common Stock, be issued in the name of and delivered to the undersigned at the address set forth below.

Dated:
      -----------------------------       --------------------------------------
                                          Name of Warrant Holder





                                          By:
                                             -----------------------------------

                                             Name:
                                                  ------------------------------

                                             Title:
                                                   -----------------------------

                                 STREET ADDRESS
                   ----------------------------------------
                               CITY STATE ZIP CODE


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                          AMERICAN ECOLOGY CORPORATION
                                  (Registrant)


Date: November 19, 1998             By:  /s/ Jack K. Lemley
                                         ---------------------------------
                                          Jack K. Lemley
                                          Chief Executive Officer



Date: November 19, 1998             By:  /s/ R. S. Thorn
                                         ---------------------------------
                                          R. S. Thorn
                                          Vice President of Administration
                                          Chief Accounting Officer


Common Stock represented hereby on the date on which this Warrant was surrendered and payment of the Purchase Price was made, irrespective of the date of issue or delivery of such certificate.

2. Transfer. (a) The Company will maintain books for the registration and transfer of the Warrants, and any such transfer will be registrable thereon upon surrender of the transferred Warrant to the Company's principal office, together with a duly executed assignment thereof and funds sufficient to pay any required stock transfer taxes. Upon such surrender and payment, the Company shall, subject to Section 9, execute and deliver a new Warrant or Warrants in the name of the assignees and in the number of shares of Common Stock specified in the assignment and this Warrant shall promptly be canceled.

(b) The Company covenants and agrees that (i) it will pay, when due and payable, any and all stock transfer and similar taxes that may be payable in respect of the issuance of this Warrant or of any shares of Common Stock issuable upon exercise; and (ii) the Common Stock shall be deemed to be issued to the Holder or its designee as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment of the Exercise Price has been properly tendered for the purchase of such shares.


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3. Certain Covenants of the Company. The Company covenants and agrees that all shares of Common Stock that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be fully paid and non-assessable and free from all taxes, liens, charges and security interests with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by the Warrant may be exercised, the Company will at all times have authorized, and reserved free of preemptive or other rights for the exclusive purpose of issue upon exercise of the rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. The Company shall take all such actions as may be necessary to assure that all such shares of Common Stock may be issued upon the exercise of the rights represented by this Warrant without violation of any applicable law or governmental regulation or any requirements of any domestic securities exchange upon which shares of Common Stock may be listed (except for official notice of issuance which shall be immediately delivered by the Company upon each such issuance).

4. Adjustment of Purchase Price and Number of Shares. The number of shares of Common Stock with respect to which this Warrant is exercisable (the "Exercise Rate") shall be subject to adjustment from time to time as follows:

a. In case the Company shall (x) pay a dividend in or make a distribution of Common Stock on outstanding Common Stock, (y) subdivide outstanding Common Stock into a larger number of shares of Common Stock by reclassification or otherwise, or (z) combine outstanding Common Stock into a smaller number of shares of Common Stock by reclassification or otherwise, the Exercise Rate in effect immediately prior thereto shall be adjusted proportionately so that the holder of this Warrant thereafter exercised shall be entitled to receive the number of shares of the Common Stock that such holder would have owned after the happening of any of the events described above had such warrant been exercised immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective retroactively to immediately after the record date in the case of a share dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision or combination.

b. In case of any capital reorganization or reclassification of the shares of Common Stock (except as provided in subsection (a) above), or in case of any consolidation or merger to which the Company is a party (other than a merger in which the Company is the surviving corporation and which does not result in any capital reorganization or reclassification of Common Stock), or in case of any sale or conveyance to another corporation of all or substantially all of the property and assets of the Company, and if, in connection with any such consolidation, merger, sale or conveyance, shares or other securities or property shall be issuable or deliverable in exchange for shares of Common Stock, provision shall be made as part of the terms of such capital reorganization or reclassification, consolidation, merger, sale or conveyance that the holder of this Warrant thereafter exercised shall have the right upon such exercise to receive the same kind and amount of stock and other securities and property as would have been receivable upon such capital reorganization or reclassification, consolidation, merger, sale or conveyance


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by a holder of the number shares of Common Stock with respect to which such
Warrant might have been exercised immediately prior thereto. In any such case, appropriate provision (as determined to be equitable in the business judgment of the Board of Directors) shall be made for the application of Section 4 with respect to the rights and interests thereafter of the holder of this Warrant to the end that such Section (including adjustments of the Exercised Rate) shall be reflected thereafter, as nearly as reasonably practicable, in all subsequent exercises of this Warrant. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Company) resulting from consolidation or merger or the corporation purchasing such assets assumes by written instrument (in a manner determined to be equitable in the business judgment of the Board of Directors to the holder of this Warrant), the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

c. In case the Company shall offer shares of Common Stock or securities convertible into or exchangeable for Common Stock or rights, options or warrants to subscribe for or purchase shares of its Common Stock or securities convertible into or exchangeable for Common Stock (including, without limitation, any offering of rights or warrants entitling holders of shares of Common Stock to purchase Common Stock or securities convertible or exchangeable into Common Stock) at a price per share equal to or less than $1.50 each, the number of shares of its Common Stock with respect to which this Warrant is exercisable thereafter shall be determined by multiplying the number of shares of Common Stock with respect to which this Warrant was exercisable theretofore by a fraction (not to be less than one), of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to such record date plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding immediately prior to such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares being offered would purchase at $1.50 per share. Such adjustment shall be made whenever such Common Stock or rights, options or other securities are issued and shall become retroactively effective immediately after the record date. This paragraph c. shall not apply to the Warrants that were issued in connection with the Series E Redeemable Convertible Preferred Stock which was issued on or about October 31, 1996

The foregoing provisions for adjustment of the Exercise Rate shall apply in each successive instance in which an adjustment is required thereby. No adjustment in the Exercise Rate resulting from the application of the foregoing provisions is to be given effect unless, by making such adjustment, the Exercise Rate in effect immediately prior to such adjustment would be changed thereby by 1% or more, but any adjustment that would change the Exercise Rate by less than 1% is to be carried forward and given effect in making future adjustments. All calculations under this Section 4 shall be made to the nearest one-hundredth (1/100th) of a share. Shares of Common Stock owned by or held for the account of the Company shall not be deemed to be outstanding for the purposes of any computation made under this Section 4.


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Whenever the number of shares of Common Stock deliverable upon the exercise of this Warrant shall be adjusted pursuant to the provisions hereof, the Company shall forthwith file at its principal office and with any transfer agent for the Common Stock a statement, signed by the President or one of the Vice-Presidents of the Company and by its Treasurer or one of its Assistant Treasurers, stating the adjusted number of shares of Common Stock deliverable with respect to this Warrant and setting forth in reasonable detail the method of calculation and the facts requiring such adjustment and upon which such calculation is based, and shall mail a notice of such adjustment to the holder of record of this Warrant. Each adjustment shall remain in effect until a subsequent adjustment hereunder is required.

In the event:

(x) of the occurrence of any of the events referred to in subsections (a), (b) and (c) above; or

(y) of any liquidation, dissolution or winding up of the Company (a "Liquidation");

then the Company shall cause to be mailed to the holder of record of this Warrant at least 20 days prior to the applicable date hereinafter specified, a notice describing the event and stating the effect, if any, that such event will have upon the Exercise Rate, and (A) the date on which a record is to be taken for the purpose of a distribution referred to in subsections (a) or (c) above, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution are to be determined, or (B) the date on which any subdivision, combination or other capital reorganization or reclassification or any consolidation, merger, sale or conveyance referred to in subsections (a) or (b) above or such Liquidation is expected to become effective.

In the case of rights, options, warrants or convertible or exchangeable securities being issued, the price per share of Common Stock shall be determined by dividing (x) the total amount receivable by the Company in consideration of the sale and issuance of such rights, options, warrants or convertible or exchangeable securities, plus the total consideration payable to the Company upon exercise, conversion or exchange thereof, by (y) the total number of shares of such class or series of Common Stock covered by such rights, options, warrants or convertible or exchangeable securities. In case the Company shall sell and issue shares of any class or series of Common Stock, or options, warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of any class or series of Common Stock, for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then in determining the consideration received by the Company for purposes hereof, the Board of Directors of Company shall determine, in good faith, the fair value of the property.

The Company will at all times during the Exercise Period reserve and keep available for issuance upon exercise of this Warrant the number of shares of Common Stock that is equal to the Exercise Rate; provided, however, that nothing contained herein shall be


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construed to preclude the Company from satisfying its obligations in respect of the exercise of this Warrant by delivery of shares of Common Stock that are held in the treasury of the Company. The Company covenants that all shares of Common Stock that shall be issued upon exercise of this Warrant will, upon issue, be fully paid and nonassessable and not subject to any preemptive rights.

The shares of Common Stock issuable upon exercise of this Warrant when the same shall be issued in accordance with the terms hereof are hereby declared to be and shall be fully paid nonassessable shares of Common Stock and not liable to any calls or assessments thereon, and the holders thereof shall not be liable for any further payments in respect thereof.

"Common Stock" when used in Section 4 with reference to the Common Stock with respect to which this Warrant is exercisable, shall mean only Common Stock as authorized by the Restated Certificate of Incorporation of the Company, as amended to the date hereof, and any shares into which such Common Stock may thereafter have been changed, and, when otherwise used in Section 4, shall also include shares of the Company of any other class or series, whether now or hereafter authorized, that ranks or is entitled to participation, as to payment of assets upon Liquidation and payment of dividends, substantially on a parity with such Common Stock or other class of shares into which such Common Stock may have been changed.

The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion privilege of the holders of this Warrant against dilution or other impairment. Without limiting the generality of the foregoing, the Company
(1) will not increase the par value of any shares of stock receivable upon exercise of this Warrant above the Purchase Price then in effect, and (2) will take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock upon the exercise in full of this Warrant from time to time outstanding.

5. Fractional Interests. The Company shall not be required to issue fractional shares on the exercise of a Warrant. If any faction of a share would be issuable on the exercise of a Warrant (or specified portion thereof), the Company shall pay an amount in cash equal to the Current Market Price per share of Common Stock (as defined in Section 6) multiplied by such fraction.

6. Definition of Current Market Value. (a) The "Current Market Price" on any given day shall be: (i) if the Common Stock is listed or admitted to unlisted trading privileges on any exchange registered with the Securities and Exchange Commission as a national securities exchange" under the Securities Exchange Act of 1934 (a "National Securities


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Exchange"), the last sales price of the shares of Common Stock on the National
Securities Exchange in or nearest the City of New York on which the shares of Common Stock shall be listed or admitted to unlisted trading privileges (or the quoted closing bid if there be no sales on such National Securities Exchange) on the most recently completed trading day prior to such day; or (ii) if the Common Stock is not so listed or admitted, the closing sales price of a share of Common Stock as quoted in The Nasdaq Stock Market on the most recently completed trading day prior to the day in question; or (iii) if the Common Stock is not so quoted, the mean between the high and low bid prices of the shares of Common Stock in the over-the-counter market on the most recently completed trading day prior to the day in question as reported by National Quotation Bureau Incorporated or similar organization. If the Company's Common Stock is not traded or a price is not quoted as set forth above, Current Market Price shall be Fair Market Value.

(b) "Fair Market Value" shall be determined (i) in good faith by the Board of Directors of the Company, or (ii) if the holder of this Warrant disagrees with the Fair Market Value as so determined pursuant to subsection (i), it must notify the Company in writing of such disagreement within twenty days after receiving notice of the Board of Directors' determination and include in such notice the holder's estimate of the Fair Market Value, in which event the Fair Market Value shall then be determined by an investment banking firm chosen by the Company which is satisfactory to and approved by the holder (the "Independent Financial Expert").

If the Company and the holder are unable to agree upon an investment banking firm to act as the Independent Financial Expert within ten days after the notice from Holder provided for in subsection (b)(ii) above, then each party will within ten days thereafter select an investment banking firm and the two investment banking firms so selected shall select a third investment banking firm within ten days and such third investment banking firm shall, as the Independent Financial Expert, determine the Fair Market Value. If either party fails to timely designate its investment banking firm as provided above then the investment banking firm selected by the other party shall act as Independent Financial Expert to determine Fair Market Value. The Independent Financial Expert shall use one or more valuation methods that it, in its professional judgment, determines to be most appropriate. The decision of the Independent Financial Expert so selected shall be final and binding upon all parties. The Company shall bear the costs of the chosen investment banking firms.

7. Taking of Record; Stock and Warrant Transfer Books. In the case of all dividends or other distributions by the Company to the holders of its Common Stock with respect to which any provision of Section 4 refers to the taking of a record of such holders, the Company will in each such case take such a record and will take such record as of the close of business on a Business Day. The Company will not at any time, except upon dissolution, liquidation or winding up of the Company, close its stock transfer books or Warrant transfer books so as to result in preventing or delaying the exercise or transfer of any Warrant.


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8. Restrictions on Transferability. This Warrant was originally issued in a transaction exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and neither this Warrant nor any shares of Common Stock issuable upon the exercise hereof were then registered under the Securities Act. Unless this Warrant or such shares were subsequently registered under the Securities Act and sold by the holder thereof in accordance with such registration, this Warrant or such shares, as the case may be, may not be sold by the holder hereof or of such shares unless this Warrant or such shares is or are subsequently registered under the Securities Act or an exemption from such registration is available. The shares of Common Stock issuable hereunder will bear an appropriate restrictive legend as is required by the Securities Act or any state blue sky laws. The holder of this Warrant, by acceptance of this Warrant, agrees to be bound by the provisions of this Section and represents to the Company that it is acquiring the Warrant and the Common Stock issuable hereunder solely for its own account, for the purpose of investment and not with a view to distributing or selling it or any part thereof in violation of the Securities Act, but subject, nevertheless, to any requirement of law that the disposition of such holder's property be at all times within its control.

9. Replacement. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the registered holder shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of this Warrant, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Company (provided that the holder's own agreement shall be satisfactory), or, in the case of any such mutilation upon surrender of this Warrant, the Company shall (at its expense) execute and deliver in lieu of this Warrant a new warrant of like kind dated the date of such lost, stolen, destroyed or mutilated Warrant.

10. Notice Generally. Any notice, demand or delivery pursuant to the provisions hereof shall be sufficiently given or made if sent by first class mail, postage prepaid, addressed to the holder of this Warrant or of the Common Stock issued upon the exercise hereof at the holder's last known address appearing on the books of the Company, or, except as herein otherwise expressly provided, to the Company at its main office, Attention of the President, or such other address as shall have been furnished to the party giving or making such notice, demand or delivery.

11. Voting Rights, Dividends. This Warrant does not grant the holder hereof any voting rights or other rights as a stockholder of the Company. No dividends are payable or will accrue on this Warrant or the shares purchasable hereunder until, and except to the extent that, this Warrant is exercised.

12. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY THE LAW OF THE STATE OF DELAWARE.

IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed this 13th day of November, 1998.

                          AMERICAN ECOLOGY CORPORATION


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                              By: /s/ Jack K. Lemley
                                 -----------------------------------
                              Name:   Jack K. Lemley
                              Title:  Chief Executive Officer



                               SUBSCRIPTION NOTICE
                 (To be executed only upon exercise of Warrant)

_______________________________________, being the undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases ______ shares of the Common Stock, par value $.01 per share (the "Common Stock"), of American Ecology Corporation, constituting all or part of the shares of Common Stock purchasable with this Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) together with, if such certificates do not represent all the shares of Common Stock purchasable with this Warrant, a new Warrant, identical to the canceled Warrant except with respect to the number of shares of Common Stock evidenced thereby, for the remaining unsold shares of Common Stock, be issued in the name of and delivered to the undersigned at the address set forth below.

Dated:
      -----------------------------       --------------------------------------
                                          Name of Warrant Holder


                                          By:
                                             -----------------------------------

                                          Name:
                                                --------------------------------

                                          Title:
                                                 -------------------------------


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